Exhibit 5.1

HUNTON & WILLIAMS LLP
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200
FAX 804 • 788 • 8218

August 19, 2008	FILE NO. 64887.30
Board of Trustees
First Potomac Realty Trust
7600 Wisconsin Avenue
11th Floor
Bethesda, Maryland 20814
First Potomac Realty Trust Registration Statement on Form S-3
$500,000,000 of Debt Securities, Preferred Shares and Common Shares
Ladies and Gentlemen:
We have acted as special securities counsel to First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the registration by the Company of (i) senior debt securities of the Company (the “Senior Debt Securities”), (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) common shares of beneficial interest of the Company, $0.001 par value per share (the “Common Shares”), and (iv) preferred shares of beneficial interest of the Company, $0.001 par value per share, in one or more series (the “Preferred Shares” and, together with the Debt Securities and the Common Shares, the “Offered Securities”), having an aggregate maximum offering price not to exceed $500,000,000 as set forth in the Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-142147) (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”). Senior Debt Securities will be issued pursuant to a senior debt securities indenture between the Company and the trustee named therein (the “Senior Indenture”) and Subordinated Debt Securities will be issued pursuant to a subordinated debt securities indenture between the Company and the trustee named therein (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). Offered Securities may be issued and sold, from time to time, in one or more series, as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the 1933 Act.
In connection with the foregoing, we have examined the following documents:
(i)	the Articles of Amendment and Restatement of the Company (the “Charter”), certified as of June 15, 2006, by the Maryland State Department of Assessments and Taxation (“SDAT”), and certified by the Secretary of the Company on the date hereof;

Board of Trustees
First Potomac Realty Trust
August 19, 2008

(ii)	the Amended and Restated Bylaws of the Company (the “Bylaws”), certified by the Secretary of the Company on the date hereof;

(iii)	resolutions of the Board of Trustees of the Company, dated as of April 3, 2007 relating to, among other things, the preparation and filing of the Registration Statement and any post-effective amendments thereto, each as certified by the Secretary of the Company on the date hereof;

(iv)	a certificate of the SDAT as to the good standing of the Company, dated as of August 14, 2008; and

(v)	a certificate executed by the Secretary of the Company certifying as to certain factual matters as of the date hereof (the “Secretary’s Certificate”).
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).
As to factual matters, we have relied upon the Secretary’s Certificate and upon certificates of public officials.
Based upon the foregoing and subject to the other qualifications, assumptions and limitations contained herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:
          1. The Company is a real estate investment trust, duly formed and existing under the laws of the State of Maryland and is in good standing with the SDAT.

Board of Trustees
First Potomac Realty Trust
August 19, 2008

          2. After appropriate authorization by the Board of Trustees of the Company of the issue and sale of any Offered Securities, upon issuance and sale of the Offered Securities as described in the Registration Statement and receipt by the Company of full payment therefor in accordance with the real estate investment trust authority, the Offered Securities, (a) to the extent consisting of Common Shares or Preferred Shares, will be validly issued, fully paid and nonassessable; and (b) to the extent consisting of Debt Securities, when the applicable Indenture has been duly authorized, executed and delivered and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture, will be validly authorized and issued and binding obligations of the Company, enforceable in accordance with their terms and the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the rights of creditors generally and (y) principles of equity (whether considered at law or in equity).
In expressing the opinion set forth in paragraph 2 above, we have assumed that (A) prior to the issuance of Preferred Shares appropriate articles supplementary to the Charter relating to the class or series of Preferred Shares to be sold under the Registration Statement (in each such case, “Articles Supplementary”) will have been duly approved by the Board of Trustees, the Articles Supplementary will have been filed with and accepted for record by the SDAT, and the terms of the sale and issuance of such class or series of Preferred Shares will have been duly established in conformity with the Charter and the Bylaws, which terms will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (B) the Offered Securities, to the extent consisting of Common Shares or Preferred Shares, (i) will not be issued in violation of Article V of the Charter, as amended or supplemented as of the date hereof, and (ii) upon issuance, the total number of Common Shares and Preferred Shares issued and outstanding will not exceed the total number of shares that the Company is then authorized to issue under the Charter.
We do not purport to express an opinion on any laws other than those of the State of New York and the Maryland REIT Law. Our opinion set forth in paragraph 1 above is based solely on a certificate of the SDAT dated August 14, 2008. We express no opinion as to the applicability or effect of any federal or state securities laws, or as to federal or state laws regarding fraudulent transfers or fraudulent conveyances.

Board of Trustees
First Potomac Realty Trust
August 19, 2008

To the extent that our opinion with respect to Debt Securities set forth in paragraph 2 above relates to the enforceability of the choice of New York law provisions of the Indenture or the Debt Securities, we have, in rendering such opinion, relied solely upon New York General Obligations Law Section 5-1401 and have assumed that neither the Indenture is entered into nor the Debt Securities issued with a view to violate the laws of the jurisdiction in which the contract is to be performed. Further, such opinion is subject to the qualification that such enforceability may be limited by important public policies of a more-interested jurisdiction. We express no opinion regarding whether a court other than a court of or in the State of New York would give effect to a choice of New York law.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.
This opinion is given as of the date hereof, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,
/s/ Hunton & Williams LLP